UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
OREXIGEN THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	65-1178822
(State of Incorporation or Organization)	(I.R.S. Employer
Identification No.)

12481 High Bluff Drive, Suite 160	92130
San Diego, California	(Zip Code)
(Address of Principal
Executive Offices)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates:     333-139496
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     A description of the Common Stock, par value $0.001 per share (“Common Stock”), of Orexigen Therapeutics, Inc., a Delaware corporation (the “Registrant”), to be registered hereunder is contained under the caption “Description of Capital Stock” in the Prospectus that constitutes part of the Registrant’s Registration Statement on Form S-1 (File No. 333-139496) initially filed with the Securities and Exchange Commission on December 19, 2006, as amended from time to time, and is incorporated herein by reference.
Item 2. Exhibits.
     Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: April 18, 2007	OREXIGEN THERAPEUTICS, INC.
	By:	/s/ Gary D. Tollefson
	Name:	Gary D. Tollefson, M.D., Ph.D.
	Title:	President and Chief Executive Officer